Exhibit 10.1

EXECUTION COPY

GUARANTY

This GUARANTY (this “Guaranty”), dated as of July 19, 2006, is entered into by and between Excelligence Learning Corporation, a Delaware corporation (the “Company”), and Thoma Cressey Fund VIII, L.P., a limited partnership (“Guarantor”). Capitalized terms used herein without definition have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Guaranty, the Company, ELC Holdings Corporation, a Delaware corporation (“Parent”), and ELC Acquisition Corporation, a Delaware corporation (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), providing for the Merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth therein;

WHEREAS, each of Parent and Merger Sub is an Affiliate of the Guarantor; and

WHEREAS, in order to induce the Company to enter into the Merger Agreement, the Guarantor has agreed to enter into this Guaranty;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Guarantor hereby agree as follows:

1. Guaranty. The Guarantor hereby irrevocably and unconditionally guarantees to the Company the prompt and complete payment and performance of the obligations of Parent and Merger Sub to the Company arising under the Merger Agreement (the “Guaranteed Obligations”); provided, however, that the maximum aggregate liability of the Guarantor hereunder shall not exceed $15,000,000 (the “Maximum Amount”). The Company hereby agrees that in no event shall the Guarantor, be required to pay to any Person under, in respect of, or in connection with this Guaranty more than the Maximum Amount, and that Guarantor shall not have any obligation or liability to any Person relating to, arising out of or in connection with this Guaranty other than as expressly set forth herein.

2. Terms of Guaranty.

(a) This Guaranty is one of payment, not collection, and a separate action may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Parent or whether Parent is joined in any such action or actions. Without limiting the foregoing, Guarantor waives any right to require that any recourse be had by the Company to (i) the Company’s rights against any other Person, including Parent or Merger Sub, or (ii) any other right or remedy available to the Company by contract, Law or otherwise.

(b) Notwithstanding any other provision of this Guaranty, the Company hereby agrees that (i) the Guarantor may assert, as a defense to any payment or performance by Guarantor under this Guaranty, any claim, set-off, deduction or defense that Parent or Merger Sub could assert against the Company under the terms of the Merger Agreement or that could otherwise be asserted by Parent or Merger Sub against the Company in any action by the Company against Parent or Merger Sub and (ii) any failure by the Company to comply with the terms of the Merger Agreement, including, without limitation, any breach by the Company of the representations, warranties and covenants contained therein or in any of the agreements, certificates and other documents required to be delivered by the Company pursuant to the terms of the Merger Agreement (whether such breach results from fraud, intentional misrepresentation or otherwise), that would relieve Parent and Merger Sub of their obligations under the Merger Agreement shall relieve the Guarantor of its obligations under this Guaranty to the same extent.

3. Sole Remedy.

(a) The Company hereby acknowledges and agrees that neither Parent nor Merger Sub has any assets as of the date hereof, and that the Company shall not have any right to cause any monies to be contributed to Parent by any current, former or prospective stockholder, officer, member, director, agent, employee, Affiliate or assignee of the Guarantor.

(b) The Company hereby agrees that no Person other than the Guarantor shall have any obligation or liability arising out of, in connection with or relating to this Guaranty and that neither the Company nor any other Person shall have any remedy, recourse or right of recovery against any current, former or prospective stockholder, member, general or limited partner, officer, director, agent, employee, Affiliate or assignee of the Guarantor, or against any current, former or prospective stockholder, member, general or limited partner, officer, director, agent, employee, Affiliate or assignee of any of the foregoing, whether through the Guarantor or otherwise, by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Parent or Merger Sub against the Guarantor or against any current, former or prospective stockholder, member, general or limited partner, officer, director, agent, employee, Affiliate or assignee of the Guarantor, Parent or Merger Sub or any of their respective Affiliates, or otherwise.

(c) Recourse by the Company against the Guarantor under this Guaranty shall be the sole and exclusive remedy of the Company against the Guarantor or any of its Affiliates (other than Parent or Merger Sub) in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby. The Company hereby covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, against Guarantor or any of its Affiliates (other than Parent or Merger Sub), except for claims by the Company against the Guarantor under this Guaranty. Nothing set forth in this Guaranty shall affect or be construed to affect any liability of Parent or Merger Sub to the Company or shall confer or give, or shall be construed to confer or give, to any Person other than the Company (including any Person acting in a representative capacity) any rights or remedies against any Person in respect of or relating to any obligation or liability of the Guarantor arising out of, in connection with or relating to this Guaranty.

(d) Notwithstanding any provision hereof or otherwise, including by applicable Law, no obligation or liability contained in, arising out of, in connection with or relating to this Guaranty shall be enforceable by way of specific performance.

4. Representations and Warranties of Guarantor. Guarantor hereby represents and warrants to the Company as set forth below:

(a) The execution and delivery of this Guaranty and the performance by Guarantor of its obligations hereunder have been duly and validly authorized by all necessary limited partnership action, and no other proceedings on the part of Guarantor are necessary to authorize the execution and delivery of this Guaranty and the performance by Guarantor of its obligations hereunder.

(b) This Guaranty has been duly executed and delivered by Guarantor, and constitutes a valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

(c) None of the execution, delivery or performance of this Guaranty by Guarantor will (i) require any consent or approval that has not been obtained under; (ii) require notice that has not been given under; or (iii) violate, conflict with, breach, constitute a default (or an event which, with notice or lapse of time or both, would violate, conflict with, breach, or constitute a default) under or result in the termination of (or the right of its limited partners to terminate) its limited partnership agreement and/or other governing documents.

(d) As of the date hereof, Guarantor has sufficient liquid and unencumbered assets (or the enforceable right to obtain such assets from its limited partners in connection with this Guaranty pursuant to the terms of its limited partnership agreement or other governing documents) to satisfy its obligations under this Guaranty, and will maintain at least such amount of liquid and unencumbered assets (or the right to maintain such assets) until the termination of this Guaranty in accordance with Section 5 hereof.

5. Termination. This Guaranty shall terminate upon the earlier to occur of (i) the Effective Time and (ii) the final, non-appealable adjudication or settlement of any litigation, action, arbitration, proceeding, demand or claim by the Company against Parent, Merger Sub or Guarantor. In the event that the Company or any of its Affiliates asserts in any litigation relating to this Guaranty that the provisions of Section 1 hereof limiting the maximum aggregate liability of the Guarantors to the Maximum Amount or the provisions of Section 3 hereof are illegal, invalid or unenforceable in whole or in part, the obligations of the Guarantor under this Guaranty shall terminate forthwith and shall thereupon be null and void; provided, however, that the foregoing provisions of this sentence shall not apply in respect of any litigation involving claims against Parent, Merger Sub, the Guarantor or any of their Affiliates based on fraud (including fraudulent conveyance).

6. Continuing Guaranty. Unless terminated pursuant to the provisions of Section 5 hereof, this Guaranty is a continuing one and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations, and shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted transferees and assigns.

7. Entire Agreement. This Guaranty constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, between the Guarantor or any of their Affiliates on the one hand, and the Company or any of its Affiliates on the other hand.

8. Amendments and Waivers.

(a) No amendment or waiver of any provision of this Guaranty shall be valid and binding unless it is in writing and signed, in the case of an amendment, by each of the Guarantors and the Company, or in the case of waiver, by the party against whom the waiver is sought to be enforced. No waiver by a party of any breach or violation of, or default under, this Guaranty shall be deemed to extend to any prior or subsequent breach, violation or default hereunder or to affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No delay or omission by any party in exercising any right, power or remedy under this Guaranty shall operate as a waiver thereof.

(b) To the fullest extent permitted by Law, Guarantor waives presentment to, demand of payment from and protest to the Company, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by Law, the obligations of Guarantor hereunder shall not be affected by (i) the failure of the Company to assert any claim or demand or to exercise or enforce any right or remedy against Parent or Merger Sub under the provisions of the Merger Agreement or otherwise, or (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions, of the Merger Agreement.

9. Counterparts. This Guaranty may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Guaranty shall become effective when duly executed by each party hereto.

10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopy or telex, overnight courier service or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties at the following addresses or at such addresses as shall be specified by the parties by like notice:

(a)	If to the Guarantor:

Thoma Cressey Fund VIII, L.P.
c/o Thoma Cressey Equity Partners, Inc.
9200 Sears Tower
233 South Wacker Drive
Chicago, IL 60606-6331
Attention:	Carl D. Thoma, Managing Partner
Telephone:	(312) 777-4420
Facsimile:	(312) 777-4421

(b)	If to the Company:

2 Lower Ragsdale Drive
Suite 200
Monterey, CA 93940-5743
United States of America
Attention:	Robert MacDonald
Vikas Arora, Esq.
Telephone:	(831) 333-2000
Facsimile:	(831) 333-2580

11. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that mandatory provisions of federal law apply.

12. Jurisdiction and Venue; Service of Process. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of Delaware and any appellate court thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action except in such court, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware state court, (c) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in any such Delaware state court, and (d) waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such Delaware state court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 10 of this Guaranty; provided, however, that nothing in this Guaranty shall affect the right of any party hereto to serve process in any other manner permitted by law.

13. Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS GUARANTY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY AND ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS CONTAINED IN THIS SECTION 13.

14. Severability. Any term or provision of this Guaranty that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Guaranty or affecting the validity or enforceability of any terms or provisions of this Guaranty in any other jurisdiction so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party; provided, however, that this Guaranty may not be enforced without giving effect to the limitation of the amount payable hereunder to the Maximum Amount provided in Section 1 hereof and to the provisions of Sections 3 and 5 hereof. No party hereto shall assert, and each party shall cause its respective Affiliates not to assert, that this Guaranty or any part hereof is invalid, illegal or unenforceable.

15. Headings. Headings are used for reference purposes only and do not affect the meaning or interpretation of this Guaranty.

16. Parties in Interest. This Guaranty shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Guaranty, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Guaranty.

17. Defined Terms. Capitalized terms used by not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

[Signatures follow on next page]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty as of the date first above written.

GUARANTOR

THOMA CRESSEY FUND VIII, L.P.

By:	TC Partners VIII, L.P.
Its:	General Partner

	By:	Thoma Cressey Equity Partners, Inc.
	Its:	General Partner

	By:	/s/ Carl D. Thoma
Carl D. Thoma, Partner

COMPANY

EXCELLIGENCE LEARNING CORPORATION

By:	/s/ Ronald Elliott
	Name:	Ronald Elliott
	Title:	Chief Executive Office

[Signature Page to Guaranty]